UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2008

 ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

We entered into employment and other compensation arrangements with our new Chief Executive Officer, Michael Denis Connaghan, as described in Item 5.02 hereof, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November  10, 2008, the Board of Directors appointed Michael Denis Connaghan as the new Chief Executive Officer of the Company and our subsidiary, etrials, Inc.  Mr. Connaghan was also appointed a member of our Board of Directors and of the Board of our etrials subsidiary.  Mr. Connaghan's term on our Board will expire at the Annual Meeting of Shareholders for the year 2010.  All appointments are effective November 15, 2008.

Charles Piccirillo, who has served as our interim Chief Executive Officer since July 2008, will continue to serve as our Vice President Product Development, which position he retained while he served as our Interim Chief Executive Officer.  Mr. Piccirillo's compensation remains unchanged.

Michael Denis Connaghan, 58, was the Managing Director, Global Operations and Global IT Offices with Marsh USA, Inc. a subsidiary of Marsh McLennan Company, from March 2007 through March 2008.  Prior to that, he was a consultant to Marsh USA, Inc. from October 2006 through March 2007.  Before joining Marsh, Mr. Connaghan was Chief Executive Officer of P2Plink, a medical bill processing and review company related to workman's compensation insurance owned by the The Hartford and Marsh USA from February 2005 through September 2006.  Prior to that, he was a self employed independent executive consultant providing advice to numerous companies in health care technology related businesses from April 2003 through December 2004.  From May 2002 through March 2003, he was Chief Executive Officer, Transaction Services for a division of Medic Computer Systems/MISYS Healthcare Systems, which provides hardware and software solutions for healthcare providers.  He joined Misys Healthcare in September 1999.  From early 1996 until August 2004, he was a member of the Board of Directors of Transolutions, Inc., a medical transcription company.  Mr. Connaghan earned an MBA in 1990 from the University of Chicago business school.

Employment Agreement

The employment agreement between etrials, Inc. and Mr. Connaghan, includes the following terms.  The agreement commences November 12, 2008 and continues until terminated by the Company or by Mr. Connaghan.  The employment agreement provides for a base salary of $325,000 per year.  He is also eligible to earn a bonus of up to $175,000 per year on terms and conditions determined by the Compensation Committee of our Board of Directors and to participate in all present and future employee benefit, retirement and compensation plans for us and our etrials subsidiary consistent with his position.  For 2008, the agreement provides for a guaranteed bonus of $23,973, which is $175,000 prorated by the number of days in the year that we employed Mr. Connaghan.  The Company may choose to pay up to 50% of any bonus in shares of common stock of the Company.  If the shares are issued before the bonus is earned, the shares will be restricted shares subject to the Company's right to repurchase if the bonus criteria are not achieved.

The agreement provides that the Company may terminate the agreement and employment for any reason at any time on reasonable notice and that Mr. Connaghan may terminate for any reason at any time on thirty days notice, but that if the Company terminates without "cause" (as defined in the agreement), or if the executive terminates for "good reason" (as defined in the agreement), then (i) the Company will pay twelve months base salary as severance and (ii) the Company will provide twelve months of paid benefits and (iii) if bonus criteria are achieved and a bonus would have been earned had the executive remained employed for the entire year or other bonus measurement period, then the Company will pay a prorated portion of the earned bonus based on the number of days during the year or other bonus measurement period that we employed Mr. Connaghan prior to the termination of employment.

The employment agreement also includes certain restrictive covenants that limit the executive’s ability to compete with the Company and our etrials subsidiary, solicit customers or employees or to divulge certain confidential information concerning the Company and our etrials subsidiary.

The Company has also agreed to recommend that Mr. Connaghan be reelected to the Board when his term expires, if the Board determines such recommendation is consistent with the fiduciary duties of Board members and would not otherwise harm the Company.  The agreement also provides that upon termination of employment, Mr. Connaghan will be deemed to have resigned from the Board and his receipt of severance payments is conditioned upon delivery of a letter of resignation.

Restricted Stock Grants

On November 10, 2008, our Board of Directors granted to Mr. Connaghan 100,000 restricted shares of our Common Stock for a purchase price of $0.0001 per share.  Until such shares are vested, the Company has the right to repurchase the restricted shares at the purchase price for which the shares were issued.  Subject to accelerated vesting as described herein, these restricted shares vest in sixteen equal quarterly installments of 6,250  shares on the 12th day of February, May, August and November  of each year beginning February 12, 2009 and ending November 12, 2012.  If termination occurs without "cause" within six months after a "change of control" ( both as defined in the agreement), then fifty (50%) percent of the outstanding restricted shares that remain unvested at the termination date will become vested.  If no change of control has occurred, but the Company terminates without "cause" (as defined in the employment agreement), or if the executive terminates for "good reason" (as defined in the employment agreement), or upon death, disability or "normal retirement" (as defined in the Plan), all the unvested shares will become vested.   The shares of restricted stock described herein are subject to the terms of the Company's 2005 Performance Equity Plan, as amended (the "Plan"), Mr. Connaghan's restricted stock agreement is in a form utilized for grants to other employees and, except for the accelerated vesting provisions described above, does not grant the executive more favorable terms that restricted stock agreements of other employees.

Stock Option Grants

On November 10, 2008, our Board of Directors granted incentive stock options to Mr. Connaghan to purchase 350,000 shares of our Common Stock.  The exercise price for all such options is $1.10 per share, which was the closing sale price of our Common Stock on NASDAQ Global Market on November 11, 2008.  Subject to accelerated vesting as described herein, the options vest in sixteen equal quarterly installments of 21,875 shares on the  12 th day of February, May, August and November of each year beginning February 12, 2009 and ending November 12, 2012.  If termination occurs without "cause" within six months after a "change of control" (both as defined in the agreement), then fifty (50%) percent of the outstanding stock options that remain unvested at the termination date will become vested.  If no change of control has occurred, but the Company terminates without "cause" (as defined in the employment agreement), or if the executive terminates for "good reason" (as defined in the employment agreement), or upon death, disability or "normal retirement" (as defined in the Plan), all the unvested shares will become vested.  The options described herein are subject to the terms of the Plan, the option agreement is  in a form utilized for option grants to employees generally and, except for the accelerated vesting provisions described above, does not grant the executive more favorable terms that option agreements of other employees.

The foregoing is only a summary.  Each of the agreements are filed as exhibits to this Report.  Investors who desire to understand all the provisions of these agreements (including the definitions of defined terms) should read these agreements in their entirety.

Item 9.01.  Financial Statements and Exhibits

Exhibit	Description
99.1	Employment Agreement dated as of November 12, 2008 between etrials, Inc. and Michael Denis Connaghan
99.2	Restricted Stock Agreement dated as of November 12, 2008 between etrials Worldwide, Inc. and Michael Denis Connaghan
99.3	Incentive Stock Option Agreement dated as of November 12, 2008 between etrials Worldwide, Inc. and Michael Denis Connaghan.
99.4	Press Release dated November 12, 2008 announcing new Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2008	etrials Worldwide, Inc.

By: /s/ Joseph (Jay) F. Trepanier III
Name: Joseph (Jay ) F. Trepanier III
Title: Chief Financial Officer (Principal Accounting and Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Employment Agreement dated as of November 12, 2008 between etrials, Inc. and Michael Denis Connaghan
99.2	Restricted Stock Agreement dated as of November 12, 2008 between etrials Worldwide, Inc. and Michael Denis Connaghan
99.3	Incentive Stock Option Agreement dated as of November 12, 2008 between etrials Worldwide, Inc. and Michael Denis Connaghan.
99.4	Press Release dated November 12, 2008 announcing new Chief Executive Officer